Exhibit 99.1

LIQUIDITY SERVICES ANNOUNCES SECOND QUARTER FISCAL YEAR 2025 FINANCIAL RESULTS

Innovative Solutions Continue to Drive Market Share Expansion and Growth

Bethesda, MD - May 8, 2025 - Liquidity Services (NASDAQ:LQDT; www.liquidityservices.com), a leading global commerce company powering the circular economy, today announced its financial results for its fiscal quarter ended March 31, 2025, as compared to the corresponding prior year quarter:

•
Gross Merchandise Volume (GMV) of $367.4 million, up 15%, and Revenue of $116.4 million, up 27%
•
GAAP Net Income of $7.1 million, up 24%, and GAAP Diluted Earnings Per Share (EPS) of $0.22, up 22%
•
Non-GAAP Adjusted EBITDA of $12.2 million, up 1%, and Non-GAAP Adjusted EPS of $0.31, up 15%
•
Cash balances of $149.0 million1 with zero financial debt

"Our team made significant progress expanding our market presence and enhancing our service offerings, notwithstanding emerging economic uncertainty. GovDeals successfully attracted new, higher-volume clients, who previously relied on full-service auctioneers, by implementing innovative hybrid solutions that leverage our scalable marketplaces. RSCG expanded our relationships with sellers across categories and geographies, with solid operating leverage from optimizing our warehouse network and buyer base. CAG continues to grow our recurring seller base in our heavy equipment category, delivering year-over-year GMV growth in excess of 30%. Machinio and our newly launched Software Solutions business each continue to add value by enhancing our service offerings and expanding our market reach. We did encounter some weather-related delays which reduced asset listings during Q2 and we note clients are grappling with the effects of tariffs on their supply chains, which could impact the timing and volume of asset sales, including retail goods and used vehicles.

"Our market-leading solutions help our seller clients and buyers respond to economic uncertainty and evolving international trading relationships. With a strong financial foundation and strategic focus, we are well-positioned to seize emerging opportunities to drive long-term growth, even in uncertain times," said Bill Angrick, Liquidity Services, CEO.

Second Quarter Financial Highlights

GMV for the fiscal second quarter of 2025 was $367.4 million, a 15% increase from $319.4 million in the second fiscal quarter of 2024.

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GMV in our RSCG segment increased 29% from expansion with existing and new retail client programs.
•
GMV in our CAG segment increased 14%, led by our heavy equipment category, while the results for the comparable second fiscal quarter of 2024 included the completion of certain sales delayed from the first quarter of 2024 and large international spot purchase transactions.
•
GMV in our GovDeals segment increased 9%, driven by new seller acquisition, service expansion and strong results in our real estate category, partially offset by weather-related delays.
•
Consignment sales represented 80% of consolidated GMV for the second fiscal quarter of 2025.

Revenue for the fiscal second quarter of 2025 was $116.4 million, a 27% increase from $91.5 million in the second fiscal quarter of 2024.

•
Revenue in our RSCG segment increased 46%, driven by increased volumes from our client purchase model programs relative to our consignment programs.
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Revenue in our Machinio & Software Solutions businesses increased 22% on a combined basis from increased Machinio subscriptions and pricing for its services and from the acquisition of Auction Software.
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Revenue in our GovDeals segment increased 5%, reflecting the increase in overall GMV, partially offset by growth from our lower take-rate real estate category and weather-related delays.
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Revenue in our CAG segment decreased 22%, as the increases in GMV were offset by the comparable second fiscal quarter of 2024 including large international spot purchase transactions.

Our initiatives to expand market share and service offerings led to our increased GMV and revenue, while, at the same time, we realized operating leverage across our segments. Our GAAP Net Income and Non-GAAP Adjusted Net Income results also benefited from a lower effective tax rate, driven by an increase in tax-deductible stock compensation activity.

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GAAP Net Income of $7.1 million, or $0.22 per share, for the fiscal second quarter of 2025, an increase from $5.7 million, or $0.18 per share, for the same quarter last year.
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Non-GAAP Adjusted Net Income for the fiscal second quarter of 2025 of $10.0 million, or $0.31 per share, an increase from $8.4 million, or $0.27 per share for the same quarter last year.
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Non-GAAP Adjusted EBITDA for the fiscal second quarter of 2025 of $12.2 million, a $0.1 million increase from $12.1 million in the same quarter last year, reflecting investments in our business development, software solutions, and multi-channel buyer development.

1 Includes $138.5 million of Cash and cash equivalents and $10.5 million of Short-term investments.

Second Quarter Segment Financial Results

We present operating results for our three reportable segments: GovDeals, RSCG, and CAG. Our separate Machinio and Software Solutions operating segments, which do not individually meet the quantitative thresholds to be reportable segments, are combined and presented together as Machinio & Software Solutions for segment reporting purposes. For further information on our reportable segments, including Corporate and elimination adjustments, see Note 14, Segment Information, to our quarterly report on Form 10-Q for the period ended March 31, 2025. Segment direct profit is calculated as total revenue less cost of goods sold (excluding depreciation and amortization).

Our Q2-FY25 segment results are as follows (unaudited, dollars in thousands):

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
GovDeals:
GMV	$203,329	$186,226	$415,470	$376,634
Total revenue	$19,236	$18,374	$39,758	$34,274
Segment direct profit	$17,712	$17,209	$36,528	$32,266
% of Total revenue	92%	94%	92%	94%

RSCG:
GMV	$102,843	$79,634	$212,614	$146,196
Total revenue	$82,692	$56,813	$170,373	$100,535
Segment direct profit	$16,569	$17,001	$35,064	$31,113
% of Total revenue	20%	30%	21%	31%

CAG:
GMV	$61,181	$53,511	$125,349	$102,406
Total revenue	$9,592	$12,280	$19,443	$20,114
Segment direct profit	$8,652	$9,238	$17,448	$16,180
% of Total revenue	90%	75%	90%	80%

Machinio & Software Solutions:
Total revenue	$4,872	$4,002	$9,166	$7,888
Segment direct profit	$4,513	$3,800	$8,590	$7,504
% of Total revenue	93%	95%	94%	95%

Consolidated:
GMV	$367,353	$319,371	$753,433	$625,236
Total revenue	$116,375	$91,453	$238,706	$162,778

Second Quarter Operational Metrics

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Registered Buyers — At the end of Q2-FY25, registered buyers, defined as the aggregate number of persons or entities who have registered on one of our marketplaces, totaled approximately 5.8 million, representing a 9% increase over the approximately 5.3 million registered buyers at the end of Q2-FY24.
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Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), was approximately 982,000 in Q2-FY25, a 14% decrease from the approximately 1,139,000 auction participants in Q2-FY24, which reflects the sunset of selected consumer auction locations.
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Completed Transactions — Completed transactions, defined as the number of auctions in a given period, were approximately 258,000 in Q2-FY25, a 14% decrease from the approximately 300,000 completed transactions in Q2-FY24, which reflects the sunset of selected consumer auction locations.

Third Quarter Business Outlook

Our fiscal third quarter of 2025 guidance reflects solid year-over-year growth at the mid-point of our ranges. We do not currently anticipate significant near-term disruptions from the global economic uncertainties, with only our CAG segment experiencing some delayed cross-border transactions as we entered this fiscal third quarter. We still anticipate the CAG segment to grow the top-line year-over-year, led by our heavy equipment and industrial categories. Growth of purchase programs in our RSCG segment are expected to increase Retail GMV and revenue year-over-year and sequentially, with revenue growing at a higher rate than GMV and with a higher overall mix of lower-touch product flows improving the overall results. Our GovDeals, Machinio and newly established Software Solutions businesses are expecting a steady expansion of their client bases and service offerings to grow revenues year-over-year.

On a consolidated basis, consignment GMV is expected to continue to be in the low eighties as a percent of total GMV, as our GovDeals segment enters its seasonally high quarter. Consolidated revenue as a percentage of GMV is expected to be approximately thirty percent, and the total of our segment direct profits as a percentage of consolidated revenue is expected to again be in the low-to-mid forty percent range. These ratios can vary based on our overall business mix, including asset categories in any given period.

Consistent with prior year trends, we anticipate sequential growth in our top-line results for the second half of our fiscal year compared to the first half. This growth and operating leverage have historically driven sequential improvement in our key profit metrics and ratios when comparing the second fiscal year half to the first half of a fiscal year.

Our Q3-FY25 guidance is as follows:

$ in millions, except per share data	Q3-FY25 Guidance
GMV	$395 to $430
GAAP Net Income	$6.0 to $9.0
Non-GAAP Adjusted EBITDA	$14.5 to $17.5
GAAP Diluted EPS	$0.18 to $0.28
Non-GAAP Adjusted Diluted EPS	$0.27 to $0.36

Our Business Outlook includes forward-looking statements which reflect the following trends and assumptions for Q3-FY25 as compared to the prior year's period, as well as the other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2024, and our subsequent quarterly reports on Form 10-Q:

Potential Impacts to GMV, Revenue, Segment Direct Profits, and ratios calculated using these metrics

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fluctuations in the mix of purchase and consignment transactions. Generally, when the mix of purchase transactions increases, revenue as a percent of GMV increases, while segment direct profit as a percentage of revenue decreases. When the mix of consignment transactions increases, revenue as a percent of GMV decreases, while segment direct profit as a percentage of revenue increases;
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variability in the inventory product mix handled by our RSCG segment, which can cause a change in revenues and/or segment direct profit as a percentage of revenue;
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real estate transactions in our GovDeals segment can be subject to significant variability due to changes that include postponements or cancellations of scheduled or expected auction events and the value of properties to be included in the auction event;
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continued variability in project size and timing within our CAG segment;
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continued growth and expansion resulting from the continuing acceleration of broader market adoption of the digital economy, particularly in our GovDeals and RSCG seller accounts and programs, including the execution by RSCG on its business plans for AllSurplus Deals and its expanded direct-to-consumer marketplace;
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changes in economic, political, or international trading conditions could cause variability in our operating results by impacting the priorities or financial stability of our sellers, current or prospective buyers or their end-customers;

Potential Impacts to Operating Expenses

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continued R&D spending to support delivering software solutions and enhancing our omni-channel behavioral marketing, analytics, and buyer/seller payment optimization;
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spending in business development activities to capture market opportunities, targeting efficient payback periods;
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variability in the volumes and sourcing locations of products handled by our RSCG segment, which can cause the capacity and related operating expense requirements of our warehouse locations to fluctuate;

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changes in our financial performance could cause fluctuations in the amount of stock compensation expense recognized for performance-based awards;

Potential Impacts to GAAP Net Income and EPS and Non-GAAP Adjusted Net Income and Adjusted EPS

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while our FY25 annual effective tax rate (ETR) is expected to range from approximately 25% to 31%, we anticipate that the ETR applied to our third fiscal quarter of 2025 will be in the mid-to-high twenties due the discrete impact of the stock compensation vesting activity. This range excludes any potential impacts from legislative changes to corporate tax rates that may be enacted in the U.S. or internationally; and excludes potential impacts that have limited visibility and can be highly variable, including effects of stock compensation due to participant exercise activity and changes in our stock price. We expect that cash paid for income taxes will increase in FY25 as our remaining US federal net operating loss carryforward position became fully utilized in Q2-25; and
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our diluted weighted average number of shares outstanding is expected to be approximately 32.5 to 33.0 million. As of March 31, 2025, we had $17.6 million in remaining authorization to repurchase shares of our common stock.

Reconciliation of GAAP to Non-GAAP Measures

Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA. Non-GAAP EBITDA is a supplemental non-GAAP financial measure and is equal to Net Income plus interest and other income, net; provision for income taxes; and depreciation and amortization. Our definition of Non-GAAP Adjusted EBITDA differs from Non-GAAP EBITDA because we further adjust Non-GAAP EBITDA for stock compensation expense, acquisition costs such as transaction expenses and changes in earn-out estimates, business realignment expenses, litigation settlement expenses that are not expected to reoccur, and goodwill, long-lived and other non-current asset impairment. A reconciliation of Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA is as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Net income	$7,051	$5,709	$12,861	$7,617
Interest and other income, net[1]	(951)	(771)	(2,103)	(1,912)
Provision for income taxes	655	1,487	3,035	2,369
Depreciation and amortization	2,568	3,195	5,084	6,098
Non-GAAP EBITDA	$9,323	$9,620	$18,877	$14,172
Stock compensation expense	2,578	2,343	6,010	4,592
Acquisition-related costs[2]	167	125	236	577
Business realignment expenses[2,3]	104	—	159	—
Non-GAAP Adjusted EBITDA	$12,172	$12,088	$25,282	$19,341

1 Interest and other income, net, per the Consolidated Statements of Operations, excluding the non-service components of net periodic pension cost (benefit).

2 Acquisition-related costs, and business realignment expenses are included in Other operating expenses, net on the Condensed Consolidated Statement of Operations.

3 Business realignment expense includes the amounts accounted for as exit costs under ASC 420, Exit or Disposal Cost Obligations, and the related impacts of business realignment actions subject to other accounting guidance.

Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Earnings Per Share. Non-GAAP Adjusted Net Income is a supplemental non-GAAP financial measure and is equal to Net Income plus stock compensation expense, amortization of intangible assets, acquisition related costs such as transaction expenses and changes in earn-out estimates, business realignment expenses, litigation settlement expenses that are not expected to reoccur, goodwill, long-lived and other non-current asset impairments, and the estimated impact of income taxes on these non-GAAP adjustments as well as non-recurring tax adjustments. Non-GAAP Adjusted Basic and Diluted Earnings Per Share are determined using Non-GAAP Adjusted Net Income. For Q2-FY25 and Q2-FY24, the tax rates used to estimate the impact of income taxes on the non-GAAP adjustments was 19% and 24%, respectively, based upon the GAAP effective tax rates for each period. A reconciliation of Net Income to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Earnings Per Share is as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Net income	$7,051	$5,709	$12,861	$7,617
Stock compensation expense	2,578	2,343	6,010	4,592
Intangible asset amortization	815	1,084	1,625	1,929
Acquisition-related costs[1]	167	125	236	577
Business realignment expenses[1,2]	104	—	159	—
Income tax impact on the adjustment items	(696)	(842)	(1,526)	(1,682)
Non-GAAP Adjusted net income	$10,019	$8,419	$19,365	$13,033
Non-GAAP Adjusted basic earnings per common share	$0.32	$0.28	$0.63	$0.43
Non-GAAP Adjusted diluted earnings per common share	$0.31	$0.27	$0.60	$0.41
Basic weighted average shares outstanding	31,012,087	30,498,127	30,825,231	30,552,094
Diluted weighted average shares outstanding	32,518,672	31,459,066	32,270,225	31,677,685

1 Acquisition-related costs, and business realignment expenses are included in Other operating expenses, net on the Condensed Consolidated Statement of Operations.

2 Business realignment expense includes the amounts accounted for as exit costs under ASC 420, Exit or Disposal Cost Obligations, and the related impacts of business realignment actions subject to other accounting guidance.

Conference Call Details

The Company will host a conference call to discuss these results at 10:30 a.m. Eastern Time today. Investors and other interested parties may access the teleconference by registering here to receive the dial-in number and unique conference pin. A live listen-only webcast of the conference call will be provided on the Company's investor relations website at https://investors.liquidityservices.com. An archive of the web cast will be available on the Company's website until May 8, 2026. The replay will be available starting at 1:30 p.m. Eastern Time on the day of the call.

Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP measures of certain components of financial performance. These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Earnings (Loss) per Share. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future. We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business. Adjusted Earnings (Loss) per Share is the result of our Adjusted Net Income (Loss) and diluted shares outstanding.

We prepare Non-GAAP Adjusted EBITDA by eliminating from Non-GAAP EBITDA the impact of items that we do not consider indicative of our core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Non-GAAP Adjusted EBITDA is subject to all of the limitations applicable to Non-GAAP EBITDA. Our presentation of Non-GAAP Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures. In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. These measures should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of all historical non-GAAP measures included in this press release, to the most directly comparable GAAP measures, may be found in the financial tables included in this press release.

We do not quantitatively reconcile our guidance ranges for our non-GAAP measures to their most comparable GAAP measures in the Business Outlook section of this press release. The guidance ranges for our GAAP and non-GAAP financial measures reflect our assessment of potential sources of variability in our financial results and are informed by our evaluation of multiple scenarios, many of which have interactive effects across several financial statement line items. Providing guidance for individual reconciling items between our non-GAAP financial measures and the comparable GAAP measures would imply a degree of precision and certainty in those reconciling items that is not a consistent reflection of our scenario-based process to prepare our guidance ranges. To the extent that a material change affecting the individual reconciling items between the Company’s forward-looking non-GAAP and comparable GAAP financial measures is anticipated, the Company has provided qualitative commentary in the Business Outlook section of this press release for your consideration. However, as the impact of such factors cannot be predicted with a reasonable degree of certainty or precision, a quantitative reconciliation is not available without unreasonable effort.

Supplemental Operating Data

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data as a measure of certain components of operating performance. GMV is the total sales value of all transactions for which we earned compensation upon their completion through our marketplaces or other channels during a given period of time. We review GMV because it provides a measure of the volume of goods being sold in our marketplaces and thus the activity of those marketplaces. GMV and our other supplemental operating data, including registered buyers, auction participants and completed transactions, also provide a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of seller and buyer support, value-added services, product development, sales and marketing and operations. Therefore, we believe this supplemental operating data provides useful information to both management and investors. In addition, because we have historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting. This data should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook; expected future results; expected future effective tax rates; and trends and assumptions about future periods. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Our business is subject to a number of risks and uncertainties, and our past performance is no guarantee of our performance in future periods. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are several risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others: our ability to source sufficient assets from sellers to attract and retain active professional buyers; our need to successfully react to the increasing importance of mobile commerce and the increasing environmental and social impact aspects of e-commerce in an increasingly competitive environment for our business, including not only risks of disintermediation of our e-commerce services by our competitors but also by our buyers and sellers; our ability to timely upgrade and develop our information technology systems, infrastructure and digital marketing and customer service capabilities at reasonable cost and scale while complying with applicable data privacy and security laws and maintaining site stability and performance to allow our operations to grow in both size and scope; our ability to attract, retain and develop the skilled employees that we need to support our business; competitive pressures from different industries affecting our ability to attract and retain buyers and sellers; retail clients investing in their warehouse operations capacity to handle higher volumes of online returns, resulting in retailers sending the Company a reduced volume of returns merchandise or sending us a product mix lower in value due to the removal of high value returns; system interruptions, and a lack of control over third parties software, that could affect our websites or our transaction systems and impair the services we provide to our sellers and buyers; our ability to maintain the privacy and security of personal and business information amidst multiplying threat landscapes and in compliance with privacy and data protection regulations globally; the operations of customers, project size and timing of auctions, operating costs, seasonality of our business and general economic conditions; the numerous factors that influence the supply of and demand for used merchandise, equipment and surplus assets, and cause volatility in our stock price; political, business, economic and other conditions in local, regional and global sectors; our ability to integrate acquired companies, and execute on anticipated business plans such as the efforts underway with local and state governments to advance legislation that allows for online auctions for foreclosed and tax foreclosed real estate; the continuing impacts of geopolitical events, including armed conflicts in Ukraine, in and adjacent to Israel, and elsewhere; and impacts from escalating interest rates and inflation on our operations; the numerous government regulations of e-commerce and other services, competition, and restrictive governmental actions, including any failure or perceived failure by us, or third parties with which we do business, to comply with applicable data privacy and security laws; the supply of, demand for or market values of surplus assets, such as shortages in supply of used vehicles; and other the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2024, and our subsequent quarterly reports, all of which is available on the SEC and Company websites. There may be other factors of which we are currently unaware or which we deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About Liquidity Services

Liquidity Services (NASDAQ:LQDT) operates the world's largest B2B e-commerce marketplace platform for surplus assets with over $10 billion in completed transactions to more than five million qualified buyers and 15,000 corporate and government sellers worldwide. The company supports its clients' sustainability efforts by helping them extend the life of assets, prevent unnecessary waste and carbon emissions, and reduce the number of products headed to landfills.

Contact:

Investor Relations

investorrelations@liquidityservicesinc.com

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Par Value)

	March 31, 2025	September 30, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$138,486	$153,226
Short-term investments	10,539	2,310
Accounts receivable, net of allowance for doubtful accounts of $643 and $1,680	20,740	11,467
Inventory, net	20,052	17,099
Prepaid taxes and tax refund receivable	4,796	1,519
Prepaid expenses and other current assets	10,273	13,614
Total current assets	204,886	199,235
Property and equipment, net	18,136	17,961
Operating lease assets	12,988	12,005
Intangible assets, net	15,214	13,912
Goodwill	102,371	97,792
Deferred tax assets	705	1,728
Other assets	4,495	4,255
Total assets	$358,795	$346,888
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$55,896	$58,693
Accrued expenses and other current liabilities	23,517	28,261
Current portion of operating lease liabilities	4,924	5,185
Deferred revenue	5,364	4,788
Payables to sellers	62,372	58,226
Total current liabilities	152,073	155,153
Operating lease liabilities	9,914	9,060
Other long-term liabilities	483	115
Total liabilities	162,470	164,328
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.001 par value; 120,000,000 shares authorized; 37,223,165 shares issued and outstanding at March 31, 2025; 36,707,840 shares issued and outstanding at September 30, 2024	37	37
Additional paid-in capital	278,124	275,771
Treasury stock, at cost; 6,016,893 shares at March 31, 2025, and 6,015,496 shares at September 30, 2024	(93,901)	(93,854)
Accumulated other comprehensive loss	(10,829)	(9,427)
Retained earnings	22,894	10,033
Total stockholders’ equity	196,325	182,560
Total liabilities and stockholders’ equity	$358,795	$346,888

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Purchase revenues	$77,827	$53,105	$160,642	$89,330
Consignment and other fee revenues	38,548	38,348	$78,064	73,448
Total revenue	116,375	91,453	238,706	162,778
Costs and expenses from operations:
Cost of goods sold (excludes depreciation and amortization)	68,946	44,222	141,110	75,748
Technology and operations	16,883	15,526	34,290	29,764
Sales and marketing	13,810	14,195	28,584	27,176
General and administrative	7,108	7,658	15,375	15,242
Depreciation and amortization	2,568	3,195	5,084	6,098
Other operating expenses	257	62	373	507
Total costs and expenses	109,572	84,858	224,816	154,535
Income from operations	6,803	6,595	13,890	8,243
Interest and other income, net	(903)	(601)	(2,006)	(1,743)
Income before provision for income taxes	7,706	7,196	15,896	9,986
Provision for income taxes	655	1,487	3,035	2,369
Net income	$7,051	$5,709	$12,861	$7,617
Basic income per common share	$0.23	$0.19	$0.42	$0.25
Diluted income per common share	$0.22	$0.18	$0.40	$0.24
Basic weighted average shares outstanding	31,012,087	30,498,127	30,825,231	30,552,094
Diluted weighted average shares outstanding	32,518,672	31,459,066	32,270,225	31,677,685

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Six Months Ended March 31,
	2025	2024
Operating activities
Net income	$12,861	$7,617
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,084	6,098
Stock compensation expense	6,010	4,592
Inventory adjustment to net realizable value	32	163
Provision for doubtful accounts	105	673
Deferred tax expense	1,230	1,782
Gain on disposal of property and equipment	(53)	(24)
Changes in operating assets and liabilities:
Accounts receivable	(9,208)	(1,993)
Inventory	(2,889)	(4,409)
Prepaid taxes and tax refund receivable	(3,277)	296
Prepaid expenses and other assets	3,028	(859)
Operating lease assets and liabilities	(419)	288
Accounts payable	(2,838)	9,079
Accrued expenses and other current liabilities	(4,688)	(179)
Deferred revenue	69	164
Payables to sellers	4,457	2,685
Net cash provided by operating activities	9,504	25,973
Investing activities
Cash paid for business acquisitions, net of cash acquired	(6,287)	(13,265)
Purchases of property and equipment, including capitalized software	(3,683)	(4,108)
Purchase of short-term investments	(13,298)	(2,264)
Maturities of short-term investments	4,682	1,986
Other investing activities, net	26	60
Net cash used in investing activities	(18,560)	(17,591)
Financing activities
Common stock repurchases	(79)	(9,047)
Taxes paid associated with net settlement of stock compensation awards	(4,841)	(1,366)
Payments of the principal portion of finance lease liabilities	(49)	(56)
Proceeds from exercise of stock options, net of tax	192	127
Net cash used in financing activities	(4,777)	(10,342)
Effect of exchange rate differences on cash and cash equivalents	(907)	313
Net decrease in cash and cash equivalents	(14,740)	(1,647)
Cash and cash equivalents at beginning of period	153,226	110,281
Cash and cash equivalents at end of period	$138,486	$108,634
Supplemental disclosure of cash flow information
Cash paid for income taxes, net	$5,146	$470
Non-cash: Common stock surrendered in the exercise of stock options	47	—
Non-cash: Acquisition consideration paid in common stock	945	—
Non-cash: Cash not yet paid for business acquisitions	213	—